SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 10, 2004

(Date of Report — date of earliest event reported)

Uroplasty, Inc.

(Exact name of registrant as specified in charter)

Minnesota	000-20989	41-1719250
(State or other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization)		Identification No.)

2718 Summer Street N.E.
Minneapolis, MN 55413-2820

(Address of principal executive offices)

(612) 378-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name and Addresses)

Items 1 through 3 and Items 5 through 9 are not applicable and are therefore omitted.

Item 4 Changes in Registrant’s Certifying Accountants.

     On August 10, 2004, our Audit Committee engaged McGladrey & Pullen, LLP as our principal accountants for fiscal 2005. Prior to engaging McGladrey & Pullen, LLP, neither we nor anyone on our behalf consulted such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     Dated: August 12, 2004

UROPLASTY, INC.

By /s/ Daniel G. Holman

Daniel G. Holman, President and
Chief Executive Officer